AMENDMENT NO. 9 TO MASTER AGREEMENT TO LEASE

This Amendment No. 9 (hereinafter “Amendment No. 9” or “9th Amendment”) is made to that certain Master Agreement to Lease between National Health Investors, Inc. (“Landlord” or “NHI”) and National HealthCare Corporation (f/k/a National HealthCare L.P.) (“Tenant” or “NHC”) dated October 17, 1991, as amended, (“Master Lease”), and is entered into the 29th day of March, 2021.

Background

Pursuant to the terms of the Master Lease, NHC has leased certain licensed nursing centers, assisted living or retirement facilities (hereinafter “Leased Properties” or “Leased Property”) as identified on Exhibit “A” to said Master Lease; and

WHEREAS, a third party has purchased or will purchase property located in Greenwood, South Carolina, the same being described on Exhibit “A” attached hereto (the “Purchased Property”); and

WHEREAS, Landlord and Tenant wish to amend the Master Lease for the sole purpose of excluding the Purchased Property from the Leased Property governed by the Master Lease.

Amendments

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Parties do hereby amend the Master Lease as follows:

1.Modification of “Leased Property”. As of the date the sale of the Purchased Property closes, the phrase “Leased Property,” as found and used in the Master Lease, shall no longer include the Purchased Property.

2.Partial Release of Right of First Refusal and Option to Purchase. Any right of first refusal and/or option to purchase in the Master Lease shall be and hereby is deleted solely as to the Purchased Property. Any right of first refusal and/or option to purchase as to any of the remaining Leased Properties, or portions thereof, or any other property leased by Tenant from Landlord shall remain in full force and effect and unchanged.

3.Release of Non-Compete. Any non-compete covenant in the Master Lease shall be and hereby is void as to its application to the Purchased Property and any improvements existing or to be made thereon.

4.Remainder of Master Lease Unchanged. Any provision(s) of the Master Lease not modified or amended by this Amendment No. 9 shall remain in full force and effect.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.

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SIGNATURE PAGE TO AMENDMENT NO. 9 TO MASTER AGREEMENT TO LEASE

TENANT:
NATIONAL HEALTHCARE CORPORATION, a Delaware corporation
By:	/s/Stephen F. Flatt
Title:	Stephen F. Flatt, Chief Executive Officer
Date:	April 9, 2021

LANDLORD:
NATIONAL HEALTH INVESTORS, INC., a Maryland corporation
By:	/s/Kristi Gaines
Title:	Kristi Gaines, Chief Credit Officer
Date:	March 29, 2021

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Exhibit A to 9th Amendment to Master Lease LEGAL DESCRIPTION
ALL that certain piece, parcel or tract of land situate, lying and being in the City of Greenwood, County of Greenwood, State of South Carolina, being shown and designated as Parcel A on plat showing property as surveyed at the request of Abney Mills, Prepared by W. E. Gilbert Associates, Inc., Engineers, dated November 9, 1981, and recorded in Plat Book 37, at Page 135, in the Office of the Clerk of court for Greenwood County. According to said plat of survey the within Parcel A contains 3.89 acres, more or less, and reference should be made to the aforementioned plat for a metes and bounds description.

ALSO all of the Grantor’s right, title and interest, if any, in and to the property shown on the aforementioned plat as “C. & W. C. Industrial Siding (now abandoned)” which traverses said Parcel A referenced above.

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